EDGEWELL PERSONAL CARE TO COMBINE WITH HARRY’S, INC. TO
CREATE A NEXT-GENERATION CONSUMER PRODUCTS PLATFORM

Creates Complementary Portfolio of Global Brands Built for the Modern Consumer and Powered by World-Class Omni-Channel Capabilities

Combines Edgewell’s Scale, Distribution Network, Product Technology and R&D Capabilities with
Harry’s Best-in-Class Brand Building, Design, and Direct-to-Consumer
Marketing and Technology Capabilities

Harry’s Co-Founders and Co-CEOs to Join Edgewell Executive Team and Co-Lead U.S. Operations

Edgewell and Harry’s Leadership to Host Conference Call Today at 8:00 a.m. Eastern Time

SHELTON, Conn. & NEW YORK, May 9, 2019 - Edgewell Personal Care Company (NYSE: EPC) and Harry’s, Inc. today announced that they have entered into a definitive agreement under which Edgewell will combine with Harry’s in a cash and stock transaction that values Harry’s at $1.37 billion. The combination of Edgewell and Harry’s brings together complementary capabilities to create a next-generation consumer products platform with an expansive runway for accelerated topline growth and enhanced value creation.

Together, Edgewell and Harry’s will create a platform that enables building and scaling the next generation of impactful consumer brands. Harry’s has been a disruptive force across the men’s and women’s shaving market and adjacent grooming and personal care categories. Its demonstrated expertise in brand building and direct-to-consumer marketing are a complementary fit with Edgewell’s strong intellectual property, best-in-class product technology, global scale and stable of strong consumer brands. The combined company will have a leading portfolio of global brands in men’s and women’s shaving, personal and sun and skin care.

Andy Katz-Mayfield and Jeff Raider, Harry’s Co-Founders and Co-CEOs, have agreed to join the Executive Team of Edgewell at closing, to serve as Co-Presidents of U.S. operations.

“The combination of Edgewell and Harry’s is a pivotal step forward in further transforming our organization and strengthening our competitive position and ability to drive sustained growth and value creation,” said Rod Little, Edgewell’s President and Chief Executive Officer. “Building on Edgewell’s and Harry’s complementary strengths, our combined company will have leading brands and omni-channel capabilities that are essential to meet the needs of the modern consumer and win in today’s market environment. We welcome Harry’s entrepreneurial employees and look forward to working closely with Andy and Jeff, whose ingenuity and demonstrated success will enable us to take our U.S. business to the next level. We are excited about our future and the opportunities we have to deliver superior long-term shareholder returns as a next-generation CPG platform.”

Andy Katz-Mayfield and Jeff Raider, Co-Founders and Co-CEOs of Harry’s, said “When we launched Harry’s six years ago our vision was to create a grooming brand that better met our needs as consumers, and over time, a CPG platform that creates brands people love across more categories. Together with Edgewell, we see a significant opportunity to continue delivering on that vision, leveraging Edgewell’s advanced technology and global footprint alongside our customer-first approach, brand building expertise and omni-channel capabilities. We’re incredibly proud of the brands we’ve created and the team we’ve built, and have tremendous respect for Edgewell and its established brand portfolio. We look forward to what we can accomplish together.”

Benefits of the Next-Generation Consumer Products Platform

•
Strengthening the Portfolio. The combined company will access Edgewell’s exceptional product technology to continue building on Harry’s shave and personal care products. In addition, with Edgewell’s global scale and infrastructure, the combined company will introduce Harry’s proven brands into new markets.

Edgewell plans to capitalize on Harry’s strength in brand positioning and design to enhance its North American Wet Shave offering to appeal to a broader and more diverse set of consumers. Edgewell will also leverage Harry’s direct-to-consumer capabilities to drive online growth. Internationally, the combined company will be well-positioned to accelerate growth in attractive categories.

•
Establishing a Strong Platform for Innovation and Scale. The companies intend to combine their best-in-class capabilities in brand building, product technology and direct-to-consumer experiences to build next generation brands.

This approach includes offering differentiated products driven by real consumer pain points, building modern and relatable brands and establishing deep consumer connections through fully integrated omni-channel experiences.

The platform will benefit from Edgewell’s retailer relationships, R&D, supply chain, manufacturing presence, global scale and distribution capabilities. In addition, it will incorporate Harry’s technology and web platform, data and analytics, digital and performance marketing, shopper experience and engagement capabilities to drive growth.

•
Delivering Meaningful Cost and Revenue Synergies: The companies expect to generate approximately $20 million of EBITDA in annual cost savings by 2023, driven primarily by production and supply chain optimization, purchasing and distribution efficiencies and SG&A rationalization. These cost synergies are in addition to the $225 to $240 million of gross cost savings that are expected to be achieved through the continued execution of Project Fuel. In addition, the companies expect to deliver approximately $20 million of EBITDA in annual revenue synergies by 2023, driven primarily through the combined company’s footprint, international expansion, product and brand enhancement and new brand and category launches.

•
Driving Cash Flow and Portfolio Refinement to Enable Deleveraging: The combined company is expected to generate $200 - $300 million of annual organic free cash flow, which will enable it to accelerate the de-leveraging of its balance sheet by approximately one turn per year. In addition, Edgewell is continuing its previously announced exploration of strategic alternatives for its Feminine Care and Infant Care businesses, including the potential sale of one or both businesses. Should a divestiture occur, proceeds would be used to pay down a portion of the combined company’s debt. The combined company is expected to have pro forma gross debt / EBITDA of 5.2x upon completion of the transaction and less than 3.5x by year two post close.

Terms and Financing

Under the terms of the agreement, approximately 79% of the total value of the transaction will be paid in cash and 21% will be paid in Edgewell common stock. Upon completion of the transaction, Harry’s shareholders will own approximately 11% of Edgewell.

The transaction has been approved by Edgewell’s and Harry’s Boards of Directors and is expected to close by the end of the first quarter of calendar 2020, subject to the satisfaction of customary closing conditions and receipt of regulatory clearance.

Edgewell intends to finance the transaction through a combination of cash on its balance sheet, net new debt and equity. Bank of America Merrill Lynch has provided committed financing in connection with the transaction.

Leadership and Governance

The Executive Team of the combined company will comprise leaders with strong entrepreneurial and public company experience and will reflect a forward-thinking culture and approach with the ability to attract exceptional talent.

The combined company will be led by Edgewell’s President and Chief Executive Officer, Rod Little. In addition to Andy Katz-Mayfield and Jeff Raider leading the U.S. business, Colin Hutchison will continue to serve as Chief Operating Officer and will lead the combined company’s international division. Additionally, Dan Sullivan will serve as Chief Financial Officer, Marisa Iasenza will serve as the Chief Legal Officer and John Hill will serve as the Chief Human Resources Officer.

Upon completion of the transaction, the combined company’s board of directors will be expanded to add a new director selected by representatives of Harry’s.

Edgewell Second Quarter 2019 Results and Conference Call

In a separate press release issued today, Edgewell released its results for the second quarter 2019. The Company’s earnings press release can be found on its website at https://ir.edgewell.com.

Edgewell and members of Harry’s management team will hold a conference call today, May 9, 2019 at 8:00 a.m. Eastern Time to discuss the transaction, as well as Edgewell’s second quarter 2019 results.

All interested parties may access a live webcast of this conference call at www.edgewell.com, under the "Investors," and "News and Events" tabs or by using the following link: http://ir.edgewell.com/news-and-events/events.

For those unable to participate during the live webcast, a replay will be available on www.edgewell.com, under the "Investors," "Financial Reports," and "Quarterly Earnings" tabs.

Advisors

Goldman Sachs & Co. LLC and Perella Weinberg Partners LP are serving as financial advisors to Edgewell and Wachtell, Lipton, Rosen & Katz is serving as Edgewell’s legal advisor. Centerview Partners LLC is serving as financial advisor to Harry’s and Latham & Watkins LLP and O'Melveny & Myers LLP are serving as its legal advisors.

About Edgewell Personal Care

Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick® and Wilkinson Sword® men's and women's shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat® and Hawaiian Tropic® sun care products; Playtex® infant feeding; Diaper Genie®; Bulldog® and Jack Black® male skin care and grooming products; and Wet Ones® moist wipes.  The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan and Australia, with approximately 6,000 employees worldwide.

About Harry’s, Inc.

Harry’s, Inc. builds and scales the next great consumer product brands by putting people first and delivering against real unmet consumer needs. Today, Harry’s, Inc. is comprised of Harry’s - the company’s flagship brand, founded in 2013 by Andy Katz-Mayfield and Jeff Raider - Flamingo and Harry’s Labs. Harry’s owns and operates its own razor factory in Eisfeld, Germany, employs more than 900 people across the U.S., U.K. and Germany, and sells products direct-to-consumers at https://www.harrys.com/en/us, as well as in retailers nationwide. Harry’s, Inc. is headquartered in New York City. For more information on Harry’s, please visit https://www.harrys.com/en/us.

Forward-Looking Statement

This press release and some of our comments contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Edgewell Personal Care Company (“Edgewell”, “we” or “our Company”) or any of our businesses. These statements are not based on historical facts, but instead reflect our expectations, estimates, or projections concerning future results or events, including, without limitation, the future earnings and performance of the Company, the anticipated benefits of the proposed acquisition of Harry’s, and the timing of consummation of such acquisition. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. You should not place undue reliance on these statements. Forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook,” or other similar words or phrases and relate, in this press release, without limitation, to: statements, beliefs, projections, and expectations regarding the proposed acquisition of Harry’s; the timing for completion of the transaction; the ability to complete the transaction, on the anticipated terms or at all; key terms and anticipated benefits of the transaction; availability and terms of financing related to the transaction; and the transaction’s impact on the Company’s business and financial results, including its go-forward management, vision and strategy.

In addition, other risks and uncertainties not presently known to us or that we presently consider immaterial could significantly affect the forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire Harry’s; the risk that the necessary regulatory approvals may not be obtained or may be delayed or obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner; the risk that the Company will experience unanticipated delays or difficulties and transaction costs in consummating the transaction; the risk that any of the closing conditions to the transaction may not be satisfied in a timely manner or at all; the risk related to disruption from the transaction and the related diverting of management’s attention making it more difficult to maintain business and operational relationships; the failure to realize the benefits expected from the transaction or other related strategic initiatives; the impact of the transaction on the Company’s share price and market volatility; the effect of the announcement of the transaction on the ability of the Company to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the effect of the transaction or the announcement and completion of related transactions on the Company’s operating results and businesses generally; the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including the Company's ability to raise or retire debt or equity and to integrate and obtain the anticipated benefits, results and/or synergies from these items or other related strategic initiatives; and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause the Company’s actual results to vary is, or will be, included in the Company’s periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Industry, market and competitive position data described in this presentation were obtained from the Company’s own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. While the Company believes its internal estimates and research are reliable and the market definitions are appropriate, such estimates, research and definitions have not been verified by any independent source. You are cautioned not to place undue reliance on this data.

Contacts for Edgewell Personal Care

Investors:

Chris Gough
Edgewell Personal Care
+1 203-944-5706

Media:

Matthew Sherman / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
+1 212-355-4449

Contact for Harry’s

Abby Dixon
Derris
abby@derris.com
+1 646-362-4687